Exhibit 99.1

Joint Filer Information

(Other Reporting Persons)

Name:	Andreas Hadjimichael

Address:	Simou Menardou 8 Ria Court 8, Office 101 6015 Larnaca, Cyprus

Designated Filer:	Marcin Czernik

Issuer & Ticker Symbol:	Karyopharm Therapeutics Inc. [KPTI]
Date of Earliest Transaction Required to Be Reported:	09/08/2014

Relationship of Reporting Persons to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature and Date:	Andreas Hadjimichael, by /s/ Simon Prisk, as attorney-in fact by power of attorney 11/5/13

Name:	Amalia Hadjimichael

Address:	Simou Menardou 8 Ria Court 8, Office 101 6015 Larnaca, Cyprus

Designated Filer:	Marcin Czernik

Issuer & Ticker Symbol:	Karyopharm Therapeutics Inc. [KPTI]

Date of Earliest Transaction Required to Be Reported:	09/08/2014
Relationship of Reporting Persons to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature and Date:	Amalia Hadjimichael, by /s/ Simon Prisk, as attorney-in fact by power of attorney 11/5/13